SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING 9/30/2006
FILE NUMBER 811- 7890
SERIES NO.: 4



72DD. 1. Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                                                   $7,807
      2.   Dividends for a second class of open-end company shares
           (000's Omitted)
           Class B                                                   $  937
           Class C                                                   $1,528
           Institutional Class                                       $  147

 73A. Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1.   Dividends from net investment income
           Class A                                                $000.2220
      2.   Dividends for a second class of open-end company shares
           (form nnn.nnnn)
           Class B                                                $000.1884
           Class C                                                $000.1884
           Institutional Class                                    $000.0778

 74U. 1.   Number of shares outstanding (000's Omitted)
           Class A                                                   37,722
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                                    4,756
           Class C                                                    8,482
           Institutional Class                                        4,927

 74V. 1.   Net asset value per share (to nearest cent)
           Class A                                                    $9.11
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                                    $9.12
           Class C                                                    $9.11
           Institutional Class                                        $9.11